Exhibit 10.10

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by and from FLEISCHMANN’S VINEGAR COMPANY, INC., “Grantor”

to Fidelity National Title insurance Company, “Trustee”

for the benefit of BNP PARIBAS,
in its capacity as Pari Passu Agent, “Beneficiary”

Dated as of April 5, 2018

Address:444 West Roosevelt Avenue
City:Montebello
County:Los Angeles
State:California
APN No.:6349-016-002
Legal Description:See Exhibit A attached.

This deed of trust contains after-acquired property provisions and constitutes a fixture financing statement under the California Uniform Commercial Code.

074658.01286/106566085v.2

US-DOCS\94696438.5

OMA-476782-4

SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Deed of Trust”) is made as of April 5,  2018 by and among FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation (together with its successors and permitted assigns, “Grantor”), having an address at 12604 Hiddencreek Way, Suite A, Cerritos, California  90703, to Fidelity National Title insurance Company (“Trustee”) (“Trustee”), having an address at 26415 Carl Boyer Drive, Suite #255, Santa Clarita, CA 91350, for the benefit of BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Deed of Trust that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Deed of Trust as it is given in the Term Loan Intercreditor Agreement.

B.Grantor is one of the New Grantors under the Term Loan Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Grantor executes and delivers this Deed of Trust to secure the Guaranteed Obligations on a pari passu basis  (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Deed of Trust, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Grantor to Trustee, as trustee, for the benefit of Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Deed of Trust”), and the First Lien Deed of Trust shall be prior and superior to this Deed of Trust.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Grantor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, THE GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS,

TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF PARI PASSU AGENT, AND GRANTS PARI PASSU AGENT (for the benefit of the Secured Parties) A SECURITY INTEREST IN the real estate legally described in Exhibit A hereto (the “Land”) in Los Angeles County (the “County”), California (the “State”); together (i) with all right, title and interest, if any, that the Grantor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”); and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Grantor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Grantor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Grantor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Grantor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Grantor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Grantor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Grantor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Grantor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Deed of Trust shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Grantor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Trustee and the Pari Passu Agent, their respective beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Grantor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Grantor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Deed of Trust, (a) the Grantor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Grantor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Grantor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Deed of Trust shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Grantor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Grantor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.
(g) The Pari Passu Agent may file this Deed of Trust, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items 6 specified herein as part of the Mortgaged Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Grantor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Grantor warrants, represents, and covenants to Beneficiary and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Grantor shall preserve and protect the second priority lien of this Deed of Trust.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Beneficiary).

Section 3.2 Payment of Taxes on this Deed of Trust

.  Without limiting any provision of the ABL Loan Documents, the Grantor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Grantor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Grantor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Grantor is required or elects to pay under this Section.  The Grantor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Deed of Trust shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Grantor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Grantor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Grantor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Grantor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Grantor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from a financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Grantor ceases to be financially sound and reputable, in which case, the Grantor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Grantor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Grantor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Grantor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Grantor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Deed of Trust.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Deed of Trust that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Power of Sale.  Pari Passu Agent may direct Trustee to exercise Trustee’s power of sale with respect to the Mortgaged Property, or any part thereof, in a non-judicial procedure as permitted by applicable law.  If Pari Passu Agent elects to exercise its power of sale with respect to the Real Property and other portions of the Mortgaged Property, or any part thereof, Trustee shall record a notice of default in each county in which any part of such Real Property and other Mortgaged Property is located in the form prescribed by applicable law and shall mail copies of such notice in the manner prescribed by applicable law.  After the time required by applicable law, Trustee shall give public notice of the sale to the persons and in the manner prescribed by applicable law. Trustee, without demand on Grantor, shall sell such Real Property and other Mortgaged Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines.  Trustee may postpone sale of all or any parcel of the Mortgaged Property in accordance with the provisions of applicable law. Trustee, Pari Passu Agent, or their designee, may purchase at any such sale.  Upon receipt of the price bid, Trustee shall deliver to the purchaser a Trustee’s deed conveying the Real Property and other Mortgaged Property that are sold.  The recitals in the deed of compliance with applicable law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice. Grantor acknowledges that the power of sale granted in this Deed of Trust may be exercised by Trustee without prior judicial hearing. Grantor has the right to bring an action to assert the non-existence of an Event of Default or any other defense of Grantor to acceleration and sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a Trustee’s deed conveying the Mortgaged Property so sold without any covenant or warranty, express or implied.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements made therein.

(b) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may immediately foreclose this Deed of Trust by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust by judicial procedure or in connection with the exercise of any non-judicial power of sale by the Trustee may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(c) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of the ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.

(d) Foreclosure as Mortgage.  This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Real Property in any manner permitted by the laws of the State and any foreclosure suit may be brought by the Trustee or by the Pari Passu Agent.

(e) Grantor, on its own behalf and on behalf of each party hereto, hereby requests a copy of any notice of default and a copy of any notice of sale hereunder be mailed to them at the applicable address provided in the first paragraph of this Deed of Trust.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  Subject to the requirements of applicable law, the proceeds or avails of any trustee or foreclosure sale and all moneys received by Pari Passu Agent pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

(a) To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made (including payment of the Trustee’s fees, attorneys’ fees and costs of title evidence), and in addition thereto, reasonable compensation to Pari Passu Agent, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Trustee, Pari Passu Agent or ABL Controlling Agent under this Deed of Trust and the ABL Loan Documents, together with interest at the maximum rate permitted by law, and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

(b) In accordance with the applicable provisions of the ABL Loan Documents, subject to the Term Loan Intercreditor Agreement;
(c) To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any of the ABL Loan Documents; and
(d) To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

The Grantor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Deed of Trust, and this Deed of Trust is foreclosed upon or judgment is entered upon any Obligations Secured, (or, in the case of a trustee’s sale, shall  have  met  the statutory requirements thereof with respect to such collateral), execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Deed of Trust or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Trustee or Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

Section 5.3 Satisfaction of Deed of Trust

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Deed of Trust, then the Pari Passu Agent shall, promptly upon request of the Grantor, request the Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and evidence of satisfaction of the Obligations Secured to the Trustee.  Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Deed of Trust shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Grantor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Grantor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Grantor agrees, to the full extent permitted by law, that neither the Grantor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the encumbrance hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such encumbrance may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Grantor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Grantor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Deed of Trust and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Grantor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Grantor or any such affiliate or any property owned by any one or more of them.  Grantor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent or Trustee under this Deed of Trust and all notices of any Event of Default (except as may be provided for under the terms of this Deed of Trust) or of Pari Passu Agent’s or Trustee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Deed of Trust.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between this Deed of Trust and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Deed of Trust specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Grantor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Deed of Trust, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  Any and all future advances (subject to the limitations on the principal amount of Obligations Secured elsewhere contained in this Deed of Trust) under this Deed of Trust and the ABL Loan Documents shall have the same priority as if the future advance was made on the date that this Deed of Trust was recorded. This Deed of Trust shall secure the Obligations Secured, whenever incurred, such Obligations Secured to be due at the times provided in the ABL Loan Documents. Notice is hereby given that the Obligations Secured may increase as a result of any defaults hereunder by Grantor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Pari Passu Agent elects to advance, defaults under leases that the Pari Passu Agent elects to cure, attorney fees or costs incurred in enforcing the ABL Loan Documents or other expenses incurred by the Pari Passu Agent in protecting the Collateral, the security of this Deed of Trust or the Pari Passu Agent’s rights and interests.

Section 5.8 Changes

.  Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Grantor and the Pari Passu Agent relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Grantor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Deed of Trust, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Deed of Trust.

(c) To the extent that the Grantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Deed of Trust.

(d) Grantor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Grantor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Deed of Trust.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust.  In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Deed of Trust.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Grantor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Grantor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Grantor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Grantor of the bringing of such proceeding).  Nothing herein is intended to prohibit Grantor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Grantor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Grantor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Grantor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Grantor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Grantor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Deed of Trust and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS DEED OF TRUST SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS DEED OF TRUST MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS DEED OF TRUST ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Deed of Trust or any of the ABL Loan Documents, the liability of the Grantor hereunder shall not exceed the maximum amount of liability that the Grantor can incur without rendering this Deed of Trust void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 Second Lien Status

.    Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Beneficiary under this Deed of Trust and the exercise of any right or remedy by or for the benefit of Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Deed of Trust, the terms of the Term Loan Intercreditor

Agreement shall govern and control.  Any reference in this Deed of Trust to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Deed of Trust shall be subject to the provisions and qualifications set forth in this Section 5.18.

Article 6 trustee PROVISIONS
Section 6.1 Liability of Trustee

.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct.  Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

Section 6.2 Retention of Money

.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received hereunder.

Section 6.3 Successor Trustees

.  Trustee may resign by the giving of notice of such resignation in writing to Pari Passu Agent. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Pari Passu Agent so to do, or if, for any reason, Pari Passu Agent shall prefer to appoint a substitute trustee to act instead of the forenamed Trustee, Pari Passu Agent shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee.  Pari Passu Agent may, from time to time, by a written instrument executed and acknowledged by Pari Passu Agent, mailed to Grantor and recorded in the County in which the Real Property is located and by otherwise complying with the provisions of the applicable law of the State, substitute a successor or successors to the Trustee named herein or acting hereunder.

Section 6.4 Perfection of Appointment

.  Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estate, properties, rights, powers and trusts of its, her or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Pari Passu Agent or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its, her or his place.

Article 7 LOCAL LAW PROVISIONS

In the event of any inconsistencies between the terms and conditions of this Article 7 and the terms and conditions of the remaining sections of this Deed of Trust, the terms and conditions of this Article 7 shall control.

Section 7.1 Sale of Mortgaged Property.  If Beneficiary shall elect to cause the Mortgaged Property and all estate, right, title and interest, claim and demand therein, or any part thereof to be sold pursuant to the power of sale as described in Section 4.1(a) hereof, subject to the terms of the ABL Loan Documents and the Term Loan Intercreditor Agreement, the Mortgaged Property shall be sold as follows:

(a) Beneficiary may proceed as if all of the Mortgaged Property were real property, in accordance with subparagraph (d) below, or Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the premises without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (c) below, separate and apart from the sale of real property, with the remainder of the Mortgaged Property being treated as real property at the sale.

(b) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided (or required by law) or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest.  Should Beneficiary desire that more than one sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest.

(c) Should Beneficiary elect to cause any of the Mortgaged Property to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the UCC or in accordance with any other remedy provided by law.  Both Grantor and Beneficiary shall be eligible to purchase any part of all of such property at any such disposition.  Any such disposition may be either public or private as Beneficiary may so elect, subject to the provisions of the UCC.  Beneficiary shall give Grantor at least ten (10) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Grantor it shall constitute reasonable notice to Grantor.

(d) Should Beneficiary elect to sell the Mortgaged Property which is real property or which Beneficiary has elected to treat as real property, upon such election Trustee shall give such notice of Default and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified in the notice of sale, shall sell such Mortgaged Property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of Section 4.1(a) hereof.  Trustee, for good cause may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor.  If the Mortgaged Property consists of several lots or parcels, Beneficiary may designate the order in which such lots or parcels may be offered for sale or sold, and may direct that such property be sold in one parcel, as an entirety, or in such parcels as Beneficiary, in its sole discretion, may elect.  Grantor expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold, and its rights, if any, to require that the Mortgaged Property be sold as separate tracts, lots, units or parcels.  Any person, including Grantor, Trustee or Beneficiary, may purchase at the sale.  Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

(e) In the event of a sale or other disposition of any such Mortgaged Property or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals in the deed or deeds of compliance with all requirements of law regarding the mailing of copies of notices or the publication of a copy of the notice of default or the personal delivery of the copy of the notice of default or the posting of copies of the notice of sale or the publication of a copy thereof shall constitute prima facie evidence of compliance with these requirements and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice.

(f) Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefore, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Section 7.2 Environmental Defaults and Remedies.  In the event that any portion of the Mortgaged Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as ”affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary’s or Trustee’s rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (a) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (b) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Grantor to judgment, and (ii) any other rights and remedies permitted by law.  For purposes of determining Beneficiary’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Grantor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user or any portion of the Mortgaged Property and Grantor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release.  Subject to the terms of the ABL Loan Documents and the Term Loan Intercreditor Agreement, all costs and expenses, including, but not limited to, attorneys’ fees, incurred by Beneficiary in connection with any action commenced under this Section 7.2, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the default rate from the date of demand until paid, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

Section 7.3 Election to Proceed Under Section 2938 of the California Civil Code.  Without limiting any other rights or remedies of Beneficiary set forth in this Deed of Trust or under any other Loan Document, or available at law or in equity, but subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, following an Event of Default, Beneficiary shall have the right to enforce all of the rights and remedies of an assignee under Section 2938 of the California Civil Code.  In the event that Beneficiary shall elect to enforce this Deed of Trust in accordance with Section 2938, the following procedures shall apply, as applicable:

(a) Beneficiary may send a demand notice in the form prescribed by Section 2938 to, in the case of enforcement under Section 2938(c)(3), one or more of the tenants of the Mortgaged Property, with a copy to Grantor and any other assignee under a recorded assignment of leases, rents, issues and profits with respect to the Mortgaged Property, or, in the case of enforcement under Section 2938(c)(4), to Grantor with a copy to any such other assignees in accordance with the procedures set forth therein.  Without limiting Beneficiary’s rights to any amounts received by Grantor after an Event of Default under this Deed of Trust, Grantor shall immediately turn over to Beneficiary any Rents received by Grantor from any tenant of the Mortgaged Property from and after Beneficiary’s enforcement of this Deed of Trust under either of such Sections 2938(c)(3) or (4), it being understood that Grantor shall be deemed to hold such amounts as trustee for Beneficiary until such amounts have been paid to Beneficiary.  In addition, Grantor shall also cause any collection agent for Grantor or any other person who has collected Rents for Grantor’s benefit relating to the period from and after Beneficiary’s enforcement of this Deed of Trust under either of such Sections 2938(c)(3) or (4), to turn such Rents over to Beneficiary.

(i) Notwithstanding anything to the contrary contained in this Deed of Trust, if Beneficiary shall proceed to enforce this Deed of Trust by means other than the appointment of a receiver and consequently receives Rents as a result thereof, and Beneficiary receives written demand from Grantor (or any other party entitled under law to make demand on Beneficiary) to pay the reasonable costs of protecting and preserving the Mortgaged Property, Beneficiary may elect either to pay (either directly to the party to whom owed, or by joint check payable to Grantor and such party) or authorize Grantor to pay, such costs, which shall consist exclusively of the cost of real property taxes assessed against the Mortgaged Property then due and payable, insurance premiums with respect to the Mortgaged Property then due and payable under policies required to be maintained under a Loan Document or otherwise maintained by Grantor in its exercise of prudent business practice, and other costs the payment of which is determined by Beneficiary to be necessary for the protection or preservation of the Mortgaged Property (such payments being referred to herein as “Protective Payments”), conditioned upon Grantor furnishing to Beneficiary all information (such as invoices, bills, contracts, or purchase orders) reasonably necessary in order for Beneficiary to identify the party to whom payment is owed or the work, service or item for which payment is requested and to establish that such Protective Payments are required to be paid or authorized under this Section 7.3.  In the absence of manifest error, an expense of the Mortgaged Property, other than for property taxes and insurance, shall not be deemed necessary to preserve or protect the Mortgaged Property if such expense, together with all other expenses in the same line item or category incurred during the same calendar year (or other annual period to which such budget relates) was not reflected on the most recent annual budget, if any, required to be submitted by Grantor to Beneficiary under the Loan Documents for such year or annual period.  If Grantor is authorized to pay any Protective Payments under this Section 7.3, Beneficiary reserves the right to deposit the amounts necessary to pay such Protective Payments into an interest bearing checking account, in which Grantor shall have granted to Beneficiary a perfected, first priority security interest, from which Grantor shall be obligated to draw the funds necessary to pay such Protective Payments.  In the event that Beneficiary agrees or is required under any circumstances to pay or authorize the payment of any Protective Payments consisting of costs of improvement of the Mortgaged Property or any portion thereof (or any other costs the non-payment of which would entitle the payee to enforce mechanic’s or materialman’s liens or similar rights), Beneficiary shall be authorized, before paying or authorizing the payment of any such payments, to require compliance with standard construction loan disbursement conditions with respect to such costs, including without limitation the receipt of unconditional mechanics’ lien waivers with respect to the work for which such costs are to be paid.

(ii) In no event shall Beneficiary be obligated to pay or authorize the payment of Protective Payments in excess of any Rents actually received by Beneficiary as a result of the enforcement of this Paragraph (b) of this Section 7.3.  Further, Protective Payments shall not be deemed to include, and Beneficiary shall not be obligated to pay or authorize the payment of Rents for, (x) any capital expenditures (such as for commissions, tenant or other capital improvements to the Mortgaged Property, or expenses in connection with the sale, leasing, or other transfer of the Mortgaged Property, or any portion thereof or interest therein), except to the extent necessary to pay, from Rents actually received by Beneficiary as a result of the enforcement of this Section 7.3, costs required for compliance with building and housing codes, if any, to the extent required under Section 2938 of the California Civil Code, or (y) any payments to Grantor or its affiliates for any work, services or goods furnished by any such party.

(iii) Beneficiary shall have the right (but not the obligation) to make advances to preserve and protect the Mortgaged Property in excess of Rents received as a result of 22

Beneficiary’s enforcement of its rights under this Deed of Trust, and Grantor agrees that any such protective advances shall constitute additional indebtedness of Grantor to Beneficiary repayable by Grantor on demand, and shall be secured by this Deed of Trust and any other Loan Documents the purpose of which is to secure the Obligations Secured.

(iv) Nothing contained in this Section shall limit either (x) Beneficiary’s right to cease at any time any further enforcement of this Deed of Trust under Section 2938 by sending written notice of the cancellation thereof to each party to whom a demand notice was sent, or (y) Beneficiary’s right to seek the appointment of a receiver, either of which, if enforced by Beneficiary, shall terminate Beneficiary’s obligations under Paragraph (a)(1)-(3).

(v) In no event shall any enforcement of Beneficiary’s rights under this Section, including without limitation the payment or authorization of payment of any Protective Payments, make Beneficiary a “mortgagee-in-possession” or limit, waive, or otherwise derogate any of Beneficiary’s other rights and remedies available to it under the Loan Documents or at law.  Grantor hereby acknowledges and agrees that the rights and remedies described in this Section set forth a reasonable procedure for the implementation of Section 2938, and to the extent inconsistent with the provisions thereof, Grantor hereby waives any such inconsistencies.  In no event shall any exercise of rights by the Beneficiary under this Section 7.3, including without limitation the payment or authorization of payment of any Protective Payments, be construed to require the Beneficiary to operate or manage the Mortgaged Property or be construed as an assumption by Beneficiary of any obligation to operate or manage the Mortgaged Property, and all liabilities and obligations in relation to the operation and management of the Mortgaged Property shall remain exclusively that of the Grantor (but provided that Grantor shall not be responsible for any liability arising out of the gross negligence or willful misconduct of Beneficiary in exercising its rights under this Section).

(b) Any Rents received by Beneficiary as a result of any such enforcement measures shall be applied as provided in the ABL Loan Documents;  provided, however, that any Protective Payments paid or authorized by Beneficiary shall not be applied against, or credited to, any amounts necessary to cure any monetary default for purposes of reinstatement of the Debt under Section 2924(c) of the California Civil Code.

(c) Without in any way limiting Grantor’s other indemnification obligations set forth in this Deed of Trust and in the Loan Documents, Grantor shall indemnify, defend, and hold harmless Beneficiary, and its successors and assigns, from and against any and all losses, costs, expenses (including, without limitation, attorneys’ fees), damages, liabilities, or claims asserted against or suffered by Beneficiary (a) arising from any Protective Payments made, or authorized to be made, by Beneficiary, and (b) arising from any work performed or goods or services furnished in connection with the ownership or operation of the Mortgaged Property at any time during which Beneficiary shall be enforcing its rights under this Section 7.3;  provided, however, that this indemnification shall not apply to losses, costs, expenses, damages, liabilities or claims to the extent arising out of the gross negligence or willful misconduct of Beneficiary or any agent of Beneficiary in exercising the rights or performing the services described in clause (a) or (b) above.

(d) Without limiting the restrictions on assignment set forth in this Deed of Trust and in the Loan Documents, each assignee of any interest in the Rents shall acquire its interest in the Rents subject to the rights of the Beneficiary set forth in this Deed of Trust, and shall acquire no greater rights with respect to the payment of Protective Payments than the rights of Grantor set forth in this Section 7.3.

Section 7.4 Assignment to Beneficiary Controlling.  The rights of Trustee in the Leases and Rents created under Section 1.1 shall be subject to the rights of Beneficiary in the Leases and Rents created thereunder.

Section 7.5 Grantor’s Third Party Waivers.  Grantor and Beneficiary intend that this Deed of Trust secure the Debt and the Obligations.  Grantor acknowledges that the grants of security interests and liens by Grantor hereunder to secure the Debt and the Obligations consist, at least in part, of a guaranty of obligations of the other Loan Parties and, in full recognition of that fact, Grantor consents and agrees as hereinafter set forth in the balance of this Section 7.5.  The consents, waivers, and agreements of the Grantor that are contained in the balance of this Section 7.5 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that Grantor is a guarantor or surety for the Obligations of the other Loan Parties thereunder) and thus are intended to be effective and applicable only to the extent that Grantor has agreed to answer for the Obligations of the other Loan Parties or has granted a lien or security interest in the Mortgaged Property to secure the obligations of the other Loan Parties; conversely, the consents, waivers, and agreements of Grantor that are contained in the balance of this Section 7.5 shall not be applicable to the direct Obligations of Grantor under the Loan Documents, and shall not be applicable to security interests or liens on the Mortgaged Property given to directly secure the direct Obligations of Grantor under the Loan Documents.

(a) Subject to the Loan Documents, Beneficiary may perform any or all of the following acts at any time in its sole discretion, all without notice to Grantor, without affecting Grantor’s obligations under this Deed of Trust or any other Loan Documents and without affecting the Liens and encumbrances against the Mortgaged Property in favor of Beneficiary:

(i) Beneficiary may alter any terms of the Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Debt or any part thereof;

(ii) Beneficiary may take and hold security for the Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(iii) Beneficiary may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations, and Beneficiary may also bid at any such sale;

(iv) Beneficiary may apply any payments or recoveries from Grantor, any other Loan Party, or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as Beneficiary may elect;

(v) Beneficiary may release any other Loan Party or any other person of its liability for the Obligations or any part thereof;
(vi) Beneficiary may substitute, add or release any one or more guarantors or endorsers; and

(vii) In addition to the Obligations, Beneficiary may extend other credit to any other Loan Party, and may take and hold security for the credit so extended, all without affecting Grantor’s liability hereunder or under the other Loan Documents and without affecting the liens and encumbrances against the Mortgaged Property hereunder or under the other Loan Documents.

(b) Grantor expressly agrees that the validity, enforceability or priority of the liens and encumbrances against the Mortgaged Property in favor of Beneficiary shall not be affected in any manner by or because of:

(i) Any act or event which might otherwise discharge, reduce, limit or modify any Loan Party’s obligations hereunder or under the other Loan Documents or the liens and encumbrances against the Mortgaged Property in favor of Beneficiary;

(ii) Any waiver, extension, modification, forbearance, delay or other act or omission of Beneficiary or any failure to proceed promptly or otherwise as against any Loan Party or any other person or any security;  or

(iii) Any action, omission or circumstance which might increase the likelihood that Beneficiary might enforce the rights granted under this Deed of Trust or under the other Loan Documents or which might affect the rights or remedies of Grantor as against any other Loan Party.

Grantor hereby expressly waives and surrenders any defense to the performance of the Obligations under this Deed of Trust and under all other Loan Documents or to the enforcement of the liens and encumbrances against the Mortgaged Property in favor of Beneficiary based upon any of the foregoing acts, omissions, agreements, waivers or matters described in this subsection.  It is the purpose and intent of this Deed of Trust that, subject to the terms and provisions of the ABL Loan Documents, the obligations of Grantor under this Deed of Trust and under all other ABL Loan Documents shall be absolute and unconditional under any and all circumstances.

(c) Grantor waives:
(i) All statutes of limitations as a defense to any action or proceeding brought against Grantor or the Mortgaged Property by Beneficiary, to the fullest extent permitted by law;

(ii) Any right it may have to require Beneficiary to proceed against any other Loan Party or any other person, proceed against or exhaust any security held from any other Loan Party or any person, or pursue any other remedy in Beneficiary’s power to pursue;

(iii) Any defense based on any claim that Grantor’s obligations exceed or are more burdensome than those of Borrower or any other Loan Party;

(iv) Any defense:  (A) based on any legal disability of any other Loan Party, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other Loan Party to Beneficiary from any cause, whether consented to by Beneficiary or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of Borrower or any of its affiliates, or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(v) Any defense based on any action taken or omitted by Beneficiary  in any Insolvency Proceeding involving any other Loan Party, including any election to have Beneficiary’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Beneficiary to any other Loan Party in any Insolvency Proceeding, and the taking and holding by Beneficiary of any security for any such extension of credit;

(vi) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of  this Deed of Trust or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

(vii) Any defense based on or arising out of any defense that any other Loan Party may have to the payment of the Debt or performance of the Obligations.

(d) (1)  Upon any Event of Default, in its sole discretion, subject in all events to the terms and provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, without prior notice to or consent of Grantor, Beneficiary may elect to:  (A) foreclose either judicially or nonjudicially against any collateral securing the Obligations, (B) accept a transfer of any such collateral for the Obligations in lieu of foreclosure, (C) compromise or adjust the Obligations or any part thereof or make any other accommodation with any other Loan Party or any person, or (D) exercise any other remedy against any other Loan Party or any collateral for the Secured Obligations.  No such action by Beneficiary shall release or limit Beneficiary’s rights hereunder or under the other Loan Documents, even if the effect of the action is to deprive Grantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from another Loan Party or any other person for any sums paid to Beneficiary, whether contractual or arising by operation of law or otherwise.  Grantor understands and acknowledges that if Beneficiary forecloses judicially or nonjudicially against any real property security for the Obligations other than the Mortgaged Property (herein, “Other Mortgaged Property”), such foreclosure could impair or destroy any right or ability that Grantor may have to seek reimbursement, contribution or indemnification from the other Loan Party(ies) or others based on any right Grantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Grantor under this Deed of Trust.  Grantor further understands and acknowledges that such potential impairment or destruction of Grantor’s rights, if any, may entitle Grantor to assert a defense to this Deed of Trust.  By executing this Deed of Trust, Grantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Grantor will be liable under this Deed of Trust even though Beneficiary may foreclose judicially or nonjudicially against any Other Mortgaged Property; (ii) agrees that Grantor will not assert that defense in any action or proceeding which Beneficiary may commence to enforce this Deed of Trust; and (iii) acknowledges and agrees that Beneficiary and the Lenders are relying on this waiver in extending the credit facilities provided under the ABL Loan Documents and that this waiver is a material part of the consideration which Beneficiary and the Lenders are receiving therefor.  Grantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Beneficiary or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Obligations, provided that, solely with respect to the Mortgaged Property, such foreclosure or transfer in lieu of foreclosure was properly conducted in accordance with applicable law and the terms of the applicable ABL Loan Document.

(i) Grantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of Grantor’s rights, if any, may entitle Grantor to assert a defense to Grantor’s obligations based on California Code of Civil Procedure §580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that Beneficiary should be estopped from pursuing Grantor because Beneficiary’s election to foreclose on the Other Mortgaged Properties or any other security pledged to Beneficiary by the other Loan Parties as security for the Debt and the Obligations may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of Grantor.  By execution of this Deed of Trust, Grantor intentionally, freely, irrevocably, and unconditionally:  (i) waives and relinquishes that defense and agrees that this Deed of Trust shall secure the entire Debt and Obligations even though Beneficiary shall have foreclosed judicially or nonjudicially against any real or personal property collateral pledged by any of the other Loan Parties as security for the Debt or Obligations; (ii) agrees that Grantor will not assert that defense in any action or proceeding which Beneficiary may begin to enforce this Deed of Trust; and (iii) acknowledges and agrees that the rights and defenses waived by Grantor in this Deed of Trust include any right or defense that Grantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure §§580a, 580b, 580d, or 726, or California Civil Code §2848.

(i) Beneficiary, until such time as the entire Debt is irrevocably, unconditionally, and indefeasibly paid in full, Grantor agrees to subordinate to such payment of Debt:  (A) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from any other Loan Party on account of the Mortgaged Property encumbered by this Deed of Trust, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (B) all rights to enforce any remedy that Beneficiary may have against any other Loan Party or any person granting collateral for the Obligations; and (C) all rights to participate in any collateral now or later to be held by Beneficiary.

(ii) Grantor waives all rights and defenses arising out of an election of remedies by Beneficiary with respect to any real property security pledged by the other Loan Parties as security for the Debt or Obligations (including, without limitation, the Other Mortgaged Properties), even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Debt or Obligations, has destroyed Grantor’s rights of subrogation and reimbursement against the other Loan Parties by the operation of Section 580d of the California Code of Civil Procedure.

(iii) Without limiting the foregoing, Grantor hereby waives any and all benefits, rights and defenses it may have to subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Grantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

(e) Grantor expressly agrees that the validity, enforceability or priority of the liens and encumbrances against the Mortgaged Property in favor of Beneficiary shall not be affected in any manner by or because of:  Grantor waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including, without limitation, Section 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against Grantor to not more than the amount by which the unpaid Debt and Obligations exceeds the fair market value or fair value of the Other Mortgaged Properties, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of the Other Mortgaged Properties.  If Beneficiary is required to pay, return or restore to any other Loan Party or any other person any amounts previously paid under the Loan Documents because of any Insolvency Proceeding of any Loan Party, any stop notice or any other reason, the obligations of Grantor shall be reinstated and revived and the rights of Beneficiary shall continue with regard to such amounts, all as though they had never been paid.

(f)  Grantor’s obligations under this Deed of Trust are in addition to Grantor’s obligations under any other existing or future agreements, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Beneficiary.  Beneficiary may exercise its remedies hereunder, without first proceeding against any other Loan Party, any other person or any collateral that Beneficiary may hold, and without pursuing any other remedy.  Beneficiary’s rights under this Deed of Trust shall not be exhausted by any action by Beneficiary until all Debt has been paid and all Obligations performed in full.

(g) Grantor acknowledges:  that it expects to benefit from the Beneficiary’s extension of the credit under the Loan Documents to Borrower because of its relationship to Borrower; that it is receiving substantial benefits (which are reasonably equivalent consideration for Grantor’s execution hereof) from the transaction of which that extension of indebtedness forms a part; and that it is executing this Deed of Trust in consideration of those benefits.

Section 7.6 Request for Notices. Grantor hereby requests that a copy of any notice of Default and notice of sale as may be required by law be mailed to Grantor at its address above stated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	Fleischmann’s Vinegar Company, Inc., a Delaware corporation
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Nebraska)

County of Douglas)

On March 29, 2018, before me, Ronda Alcala, Notary Public, personally appeared Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Nebraska that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Ronda Alcala

(Notary Public Seal)

S-1

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Montebello, County of Los Angeles, State of California, described as follows:

THAT PORTION OF LOT 8 IN THE RE-SUBDIVISION OF PORTION OF MONTEBELLO, IN THE CITY OF MONTEBELLO, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3, PAGE 27 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHWESTERLY LINE OF SAID LOT 8, DISTANT THEREON NORTH 54° 00' 00" WEST 125.00 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 8; THENCE ALONG SAID SOUTHWESTERLY LINE, NORTH 54° 00' 00" WEST 270.00 FEET; THENCE AT RIGHT ANGLES TO SAID SOUTHWESTERLY LINE OF SAID LOT 8, NORTH 36° 00' 00" EAST, 264.12 FEET TO THE SOUTHERLY LINE OF THE UNION PACIFIC RAILROAD RIGHT OF WAY (100.00 FEET WIDE); THENCE ALONG SAID SOUTHERLY RIGHT OF WAY LINE, SOUTH 83° 48' 50" EAST 311.19 FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH THE WESTERLY LINE OF THE EASTERLY 125.00 FEET OF SAID LOT 8; THENCE SOUTHERLY ALONG SAID WESTERLY LINE 418.84 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL RIGHT, TITLE AND INTEREST IN THE EXCEPTED PROPERTY AS MORE COMPLETELY DESCRIBED IN THE GRANT DEED FROM THE EMPIRE CHAIR COMPANY, A PARTNERSHIP TO SPEAS COMPANY, A CORPORATION, RECORDED SEPTEMBER 18, 1951 IN BOOK 37221, PAGE 415, OFFICIAL RECORDS, DESCRIBED IN PART AS FOLLOWS:

EXCEPT HOWEVER THE LAND IN PARCEL 1 HEREINABOVE FOR THE CONSTRUCTION, OPERATION AND USE OF RAILROAD SPUR TRACK AND A SWITCH SOLELY AND EXCLUSIVELY BY AND FOR THE UNION PACIFIC RAILROAD COMPANY AND THE GRANTEE, PROVIDED HOWEVER, THAT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO REQUIRE THE GRANTOR TO MAKE ANY CHANGE OR ALTERATION ON ANY EXISTING BUILDING OR STRUCTURE, AND PROVIDED HOWEVER THAT THE GRANTOR AND ITS GRANTEE RESERVE THE RIGHT TO USE SUCH SPUR TRACK AND SWITCH THEREIN UPON AND AFTER THE PAYMENT TO SPEAS COMPANY OF A SUM EQUAL TO ONE-HALF OF THE PER FOOT COST OF THE SPUR TRACKAGE IN THIS PARCEL 2, PLUS ONE-HALF OF THE ENTIRE COST OF THE SWITCH IN CONNECTION WITH THE SPUR TRACKAGE ON PARCELS 1 AND 2.

APN: 6349-016-002

Exhibit A-1